ARTICLES OF INCORPORATION

OF

SILVER BOW ANTIQUE AVIATION

The undersigned, desiring to form a corporation for profit under the General Corporation Law of Nevada, does hereby certify:

FIRST: The name of the corporation shall be Silver Bow Antique Aviation.

SECOND: The name of the natural person or corporation designated as the Corporation's resident agent is State Agent and Transfer Syndicate, whose address is 311 N. Carson, Carson City Nevada 89701.

THIRD: The purpose for which the corporation is formed is to engage in any lawful activity.

FOURTH: The maximum number of shares of all classes which the Corporation is authorized to have outstanding is eleven thousand (11,000) shares, consisting of ten thousand (10,000) shares of Common Stock, all par value $.001, and one thousand (1,000) shares of Preferred Stock, all par value $.001. The holders of Preferred Stock shall have such rights, preferences, and privileges as may be determined, prior to the issuance of such shares, by the Board of Directors.

FIFTH: The members of the governing body shall be styled directors and the initial number of directors shall be not less than 1. The name and office address of the first Board of Directors, to serve until its successor is elected and qualified, is as follows:

Dempsey K. Mork, 9551 Wilshire Boulevard, Second Floor, Beverly Hills, California 90212.

The number of directors may be increased or decreased (but not less than one) pursuant to the provisions of the corporation's bylaws and Chapter 78 of the Nevada Revised Statutes.

SIXTH: No capital stock issued by the corporation shall be assessable following payment of the subscription price or par value therefor.

SEVENTH: The corporation shall have perpetual existence.

EIGHTH: The incorporator and his post office address is as follows: Jehu Hand, 25431 Cabot Road, Suite 207, Laguna Hills, California 92653.

NINTH: Every person who was or is a party or is threatened to be a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director, officer, employee, agent or other person of the corporation, or is or was serving at the request of the corporation or for its benefit as a director, officer employee or other person of another corporation, partner-

Fax # 775-684-5731

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Silver Bow Antique Aviation

2. The articles have been amended as follows: (provide article numbers, if available)

To change the corporation's name under the state of Nevada from Silver Bow Antique Aviation to China Holdings Group, Inc..

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: The Majority

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.